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                                                                     Exhibit 5.1


                                 April 19, 1999


WESCO International, Inc.
Commerce Court, Suite 700
Four Station Square
Pittsburgh, PA  15219

                  RE:      REGISTRATION STATEMENT ON FORM S-1
                           (FILE NO. 333-73299)
                           ----------------------------------

Dear Ladies and Gentlemen:

                  We are acting as counsel to WESCO International, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 (File No. 333-73299) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, by the Company on March 3, 1999 and amended on April 9, 1999 and April 19, 1999 (the "Registration Statement"). The Registration Statement relates to the public offering (the "Offering") of up to 9,725,000 shares (the "Shares") of the Company's Common Stock, $.01 par value (the "Common Stock"), including up to 1,458,750 Shares that the underwriters for whom Lehman Brothers Inc. is acting as the representative (the "Underwriters") will have an option to purchase from the Company solely for the purpose of covering over-allotments.

                  We are familiar with the Registration Statement. We have examined and are familiar with (i) the Company's Certificate of Incorporation;
(ii) the Company's By-laws; (iii) the Company's proposed Restated Certificate of Incorporation (the "New Certificate") in the form in which it is to be filed with the Secretary of State of the State of Delaware prior to the consummation of the Offering; (iv) the Company's proposed Restated By-laws (the "New By-laws") in the form in which they are proposed to become effective prior to the consummation of the Offering; and (v) the proceedings of the Board of Directors of the Company with respect to the approval and adoption of the New Certificate and the New By-laws. We have also examined such other documents, corporate records, certificates of public officials, instruments, statutes and questions of law as we deemed necessary or appropriate to enable us to express an informed opinion on the matters hereinafter set forth. In making such examinations and rendering the opinions on the matters set forth below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents


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WESCO International, Inc.
April 19, 1999
Page 2


of all documents submitted to us as certified, conformed, telecopied, photostatic or other reproduced copies and the authenticity of the originals of such documents, the due execution and delivery of all such documents, and the accuracy and completeness of the records of the Company.

                  We are opining herein only as to the applicable laws of the state of Delaware, including the General Corporation Law of the State of Delaware, and as to any federal securities laws of the United States of America. With respect to the matters concerning the laws of the State of Delaware, we call your attention to the fact that we are not admitted to the Bar in the State of Delaware, and our opinions are based on our reasonable familiarity with Delaware law with respect to the limited matters set forth herein, which we believe is sufficient to enable us to render an informed opinion on the matters set forth herein.

                  Based upon and subject to the foregoing and subject to the filing of the New Certificate with the Secretary of State of the State of Delaware, and the General Corporation Law of the State of Delaware, we are of the opinion that:

                  (a) The Company has been duly organized and is validly existing under the laws of the State of Delaware.

                  (b) The Shares, when issued and sold in accordance with the plan of distribution set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

                  We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to the undersigned in the prospectus forming a part thereof under the caption "Legal Matters."


                                                  Yours truly,


                                                  Kirkpatrick & Lockhart LLP